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EXHIBIT 23









INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-32805, No. 333-02857, No. 333-02859, No. 333-42769 and No. 33-32970 of Zila,
Inc. on Form S-8 and Registration Statements No. 33-46239, No. 333-06019, No. 333-00645, No. 333-31651 and No. 333-43097 of Zila, Inc. on Form S-3 of our
report dated September 29, 2000 appearing in this Annual Report on Form 10-K of Zila, Inc. for the year ended July 31, 2000.

DELOITTE & TOUCHE LLP
Phoenix, Arizona
October 27, 2000

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